                                                                     EXHIBIT 2.1
                                                                     -----------

  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                             EXCHANGE COMMISSION.
                          ASTERISKS DENOTE OMISSIONS.

      AGREEMENT FOR PURCHASE AND SALE OF SINGLE-CHAIN POLYPEPTIDE BUSINESS

     This Purchase Agreement and Sale Agreement (this "Agreement") is entered into as of June 29, 2001 (the "Effective Date") by and between MICROMET AG ("MICROMET"), a German stock corporation with its principal place of business at Am Klopferspitz. 19, 82152 Martinsried, Germany, and CURIS, INC. ("CURIS"), a corporation organized under the laws of Delaware, and having a place of business at 61 Moulton Street, Cambridge, MA 02138.

     WHEREAS, CURIS desires to sell and MICROMET desires to buy all of Curis's single-chain-polypeptide business, including certain patent rights belonging to CURIS; and

     WHEREAS, CURIS wishes to assign and MICROMET desires to have assigned to it certain licenses relating to such patent rights; and

     WHEREAS CURIS currently does not have any active business or development project directed to single chain peptides;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.
     ------------

     As used in this Agreement, the following terms, when capitalized, shall have the meanings ascribed to them below.

     1.1  "Additional CURIS Patent Rights" shall mean all the patents and patent
           ------------------------------
applications listed on Schedule 2.1(b).
                       ---------------

     1.2 "Affiliate" means any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a party to this Agreement. "Control" means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

     1.3  "CB Licenses" shall mean the licenses listed on Schedule 2.1(c),
          -------------                                   ---------------
including the Enzon Cross License.
---------------------------------

     1.4   "Closing" and "Closing Date" have the meanings set forth in
            -------       ------------
Section 4.1.

     1.5  "Confidential Information" means Patent Documentation (which shall be
           ------------------------
deemed to be Confidential Information of MICROMET), all information concerning the terms of this Agreement and any other information which is disclosed by one party in the field of single chain proteins (the "disclosing party") to the
                                                  ----------------
other party (the "recipient party"). Notwithstanding the foregoing, Confidential
                  ---------------
Information shall not include information which: (i) is available to the public at the time of disclosure or becomes publicly known through no breach by the recipient party of the undertakings hereunder; (ii) is disclosed to the recipient party by a third party which is lawfully in possession of such information and not in violation of any contractual or legal obligation to the disclosing party with respect to such information; (iii) information which the recipient party can establish by reasonable proof (as demonstrated by written records) was in its possession at the time of disclosure; or (iv) is approved for release by written authorization of the disclosing party; provided, however, that the exception set forth in clause (iii) shall not apply to the Documentation.

     1.6  "Control" or "Controlled" shall mean, with respect to any intellectual
           -------      ----------
property right, possession of the ability, whether by ownership or license, to assign, or to grant a license, sublicense, immunities or other rights as provided for herein to such item or under such right without violating the terms of any agreement or other arrangement with any third party.

     1.7  "Covered Products" means products or services covered by, or whose
           ----------------
use, manufacture or sale is covered by, claims of any of the CURIS Patent
Rights.

     1.8  "CURIS Patent Rights" means CURIS Sole Patent Rights, Additional CURIS
           -------------------
Patent Rights and Subsequent CURIS Patent Rights.

     1.9  "CURIS Sole Patent Rights" shall mean all the patents and patent
           ------------------------
applications listed on  Schedule 2.1(a) hereto.

     1.10 "CURIS SCP Assets" includes all CURIS assets regarding single chain
           ----------------
peptides, as detailed in Section 2.1.

     1.11 "Patent Documentation" shall mean a copy of the prosecution files for
           --------------------
CURIS Patent Rights (including all official correspondence with patent offices and copies of cited references) that CURIS has in its possession as of the Effective Date and all laboratory notebooks, primary data, research results and other information, materials and documents pertaining to the CURIS Patent Rights and the inventions described or claimed therein that CURIS has in its possession as of the Effective Date.

     1.12 "Net Enforcement Revenues" shall mean the net of all amounts received
           ------------------------
as damages or settlements for infringement of the CURIS Patent Rights resulting from suits filed by MICROMET and/or its Affiliates against third parties alleging such infringement, less reasonable expenses (including legal fee and out of pocket expenses incurred with respect to such suits or settlement thereof). Enforcement Revenues shall include the fair market value of all Tangible Non-Cash Consideration received by MICROMET or its Affiliates from such third parties.

     1.13 "Supplemental Revenues" shall mean the sum of Net Enforcement Revenues
           ---------------------
and Net Technology Access Revenues

     1.14 "Enzon Cross License" means the Enzon Cross-License Agreement dated
           -------------------
November 26, 1993 between CURIS (as successor to Creative BioMolecules, Inc.) and Enzon, Inc. that is one of the CB Licenses.

     1.15 "Net Sales" with respect to any Covered Product shall mean the invoiced sales of all such Covered Products by MICROMET, its Affiliates, or its licensees or sublicensees with whom it has a joint development and/or commercialization program ("Joint Development Licensees"), less the following items as applicable to such Covered Product to the extent actually allowed and taken: (a) credits or allowances granted upon returns, rejections or recalls;
(b) freight, shipping and insurance costs; (c) cash discounts, quantity discounts and other trade discounts; and (d) customs duties, taxes and surcharges and other governmental charges incurred in connection with production, exportation, importation or sales, but not including taxes on income.

     1.16 "Subsequent CURIS Patent Rights" has the meaning set forth in Section
           ------------------------------
2.1.

     1.17 "Net Technology Access Revenues" means the net of all amounts received
           ------------------------------
by MICROMET or its Affiliates from or on account of licenses or sublicenses (whether exclusive or non-exclusive) under all or a portion of the CURIS Patent Rights to third parties, including the fair market value of all Tangible Non-Cash Consideration received by MICROMET or its Affiliates, less all direct expenses, including legal fees, and other out-of-pocket expenses.

     1.18 "Tangible Non-Cash Consideration" means quantifiable non-cash
           -------------------------------
consideration such as equity interests.

2.   PURCHASE AND SALE OF ASSETS.
     ----------------------------

     2.1  CURIS SCP Assets. Upon the terms and conditions set forth in this
          ----------------
Agreement, at the Closing CURIS shall transfer to MICROMET (i) good and valid title to the CURIS Sole Patent Rights (with the exception of U.S. Patent Nos. 5,733,782 and 5,631,158 (the "Stryker Patents"), for which CURIS hereby grants
                              ---------------
to MICROMET an exclusive, fully-paid up, worldwide license) and to the extent Controlled by CURIS, the Documentation, (ii) good and valid title to its interest in the Additional CURIS Patent Rights (with the exception of USSN
[**] and any continuations, divisions, continuations-in-part, renewals or extensions thereof for which CURIS will grant to MICROMET an exclusive, fully paid-up, worldwide license and will assign its interest in such application, upon request to MICROMET), (iii) all of its right, title and interest in all substitutions, continuations, continuations-in-part, divisions, additions, reissues, renewals or extensions thereof of the CURIS Sole Patent Rights and the Additional CURIS Patent Rights (with the exception of [**]), to the extent that CURIS has rights therein and they cover single-chain antigen binding molecule technology (the "Subsequent CURIS Patent Rights"), and (iv) all of its right, title and interest in and to the CB Licenses, which constitute all or substantially all of the CURIS assets in the line of business related to single chain antigen binding technology. The CURIS Patent Rights, Documentation and CB Licenses shall hereinafter be collectively referred to as the "CURIS SCP Assets". Without limiting the generality of the foregoing, such rights assigned by CURIS to Micromet shall include, except as expressly set forth in the CB Licenses: (1) the right to receive all past due and future payments under all of the CB Licenses, (2) the right to sue for infringement under the CURIS Sole Patent Rights and all rights to recover damages for past and future infringements, and, to the extent CURIS has the right, under Additional CURIS Patent Rights and Subsequent CURIS Patent Rights, (3) the right to sue for breach of contract and the right to keep payments resulting from such suits, and (5) the right to prosecute and maintain the CURIS Sole Patent Rights and to the extent permitted, Additional CURIS Patent Rights and Subsequent CURIS Patent Rights.

     2.2  CB Licenses. In the event that CURIS cannot assign certain CB Licenses
          -----------
to MICROMET, CURIS will inform MICROMET prior to Closing and CURIS shall transfer all rights that may be transferred under such licenses and take such other steps as MICROMET shall request to assure MICROMET the same equivalent economic and other rights as would apply if such licenses were assigned.

     2.3  Retained and Assumed Liabilities. MICROMET shall assume all
          --------------------------------
obligations required to be fulfilled under the CURIS Patent Rights and the CB Licenses, with the understanding that, except as expressly provided for herein, CURIS shall be responsible for all reasonable patent prosecution and other patent related costs, including costs related to opposition, litigation proceedings and damages for the CURIS Patent Rights incurred prior to the Effective Date.

     2.4  Diligence. Subject to the final sentence of this Section 2.4, MICROMET
          ---------
shall use commercially reasonable efforts to license the CURIS Patent Rights to third parties under reasonable business terms so as to generate Technology Access Revenue and to commercialize the inventions in the CURIS Patent Rights so as to generate Net Sales. MICROMET has no obligation to license CURIS Patent Rights regarding therapeutic products that would have a material adverse effect on MICROMET's business interests. The Parties agree to meet periodically to discuss strategies for licensing Curis Patent Rights to third parties regarding therapeutic products that either party may identify.

     2.5  CURIS' Further Assurances and Assistance. At any time and from time to
          ----------------------------------------
time after the date hereof, at the request of MICROMET, CURIS will execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to MICROMET and to confirm MICROMET's title to the CURIS SCP Assets.

3.   CONSIDERATION.
     -------------

     3.1  Initial Consideration. In consideration of the transfer of the CURIS
          ---------------------
SCP Assets, MICROMET shall make the following payments and/or effect the transactions set forth below:

          (a)  Cash Payment. MICROMET shall pay to CURIS U.S. Eight Million
               ------------
Dollars (US $8,000,000) on the Closing Date.

          (b)  Escrow Account. On the Closing Date or as soon as practicable
               --------------
thereafter, MICROMET shall establish a cash escrow account (the "Cash Escrow")
                                                                 -----------
with an escrow agent reasonably acceptable to CURIS (the "Escrow Agent") in Euro
                                                          ------------
in the amount of Euro Six Million Nine Hundred and Seventy Four Thousand Three Hundred and Eleven (Euro 6,974,311) (as such amount may be reduced as provided below), such escrow to be established pursuant to an agreement in the form of Exhibit A hereto (the "Escrow Agreement").

          (c)  Equity Issuance. Within 90 days after the Closing Date, or longer
               ---------------
if mutually agreed, MICROMET shall, subject to the approval of the MICROMET Shareholders' Assembly, issue and deliver to CURIS valid and binding Subscription Note for 3003 shares of MICROMET Common Stock (the "MICROMET
                                                                 --------
Shares") which CURIS will accept and sign within five working days, provided
------                                                              --------
that in the event that MICROMET is not able to issue and deliver to CURIS the
----
MICROMET Subscription Note on or before the 90th day after Closing CURIS may elect to receive from the Cash Escrow the amount of Euro Two Million Nine Hundred and Five Thousand Nine Hundred and Sixty Three (Euro 2,905,963) plus interest by providing written notice to MICROMET and the Escrow Agent, such payment to be made by the Escrow Agent within five (5) days after such notice. In the event that MICROMET issues and delivers the MICROMET Subscription Note to CURIS on or before the 90th day after Closing (or thereafter so long as CURIS has not provided notice of election to receive Euro Two Million Nine Hundred and Five Thousand Nine Hundred and Sixty Three (Euro 2,905,963) from the Cash Escrow), then the amount of Cash Escrow shall be reduced by Euro Two Million Nine Hundred and Five Thousand Nine Hundred and Sixty Three (Euro 2,905,963) plus interest. CURIS will enter the MICROMET Shareholders' Agreement (Exhibit B) covering investment rounds up to Series E according to the Escrow Agreement.

          (d)  Convertible Note. MICROMET shall, subject to the approval of the
               ----------------
MICROMET Shareholders' Assembly, issue and deliver to CURIS within 90 days after the Closing Date a convertible promissory note (in substantially the form of Exhibit C hereto) (the "Convertible Note"), which shall bear interest at the
---------               ----------------
rate of seven percent (7%) per annum, bearing interest from Closing Date. The principal amount of, and accrued interest on, the Convertible Note, shall be payable upon the earlier of (i) the Closing date for the initial public offering of MICROMET's equity securities or (ii) June 30, 2005, unless the parties elect in writing to extend the maturity date. The Convertible Note shall be convertible, at the option of CURIS, into shares of MICROMET Common Stock at a conversion price equal to eighty percent (80%) of the mid-book building range at the time of the initial public offering of MICROMET's equity securities. In the event that MICROMET does not issue and deliver to CURIS the Convertible Note on or before the 90th day after Closing CURIS may elect to receive from the Cash Escrow the amount of Euro Four Million Sixty Eight Thousand Three Hundred and Forty Eight (Euro 4,068,348) plus interest by providing written notice to MICROMET and the Escrow Agent, such payment to be made by the Escrow Agent within five (5) days after such notice. In the event that MICROMET issues and delivers the Convertible Note to CURIS on or before the 90th day after Closing (or thereafter so long as CURIS has not provided notice of election to receive Euro Four Million Sixty Eight Thousand Three Hundred and Forty Eight (Euro 4,068,348) from the Cash Escrow), then the amount of Cash Escrow shall be reduced by Euro Four Million Sixty Eight Thousand Three Hundred and Forty Eight (Euro 4,068,348) plus interest.

     3.2  Product Royalties. As additional consideration for the transfer of the
          -----------------
CURIS SCP Assets, MICROMET shall pay to CURIS the following percentages of [**] by Micromet and its affiliates, determined on a product-by-product basis:

Amount of [**] Per Product        Percentage
-----------------------------     ----------
[**]                                   [**]%
[**]                                   [**]%
[**]                                   [**]%
[**]                                   [**]%

Product Royalties shall not include royalties on Net Sales by MICROMET licensees, to the extent that such royalties are included in Net Technology Access Revenue

     3.3  Supplemental Revenue Payments.
          -----------------------------
As additional consideration for the transfer of the CURIS SCP Assets, MICROMET shall pay to CURIS [**] percent ([**]%) of all Supplemental Revenues in excess of US$[**].

     3.4  Payments. Payments with respect to Supplemental Revenue shall be made
          --------
within ninety (90) days after the end of each calendar quarter and shall be accompanied by a report in reasonable detail specifying the calculation of the amount due.

     3.5  Audit. MICROMET shall keep, and shall require its Affiliates and
          -----
sublicensees to keep, complete and accurate records of the latest three (3) years of transactions giving rise to Supplemental Revenue. For the sole purpose of verifying payments payable to CURIS, CURIS shall have the right annually at CURIS' expense to retain an independent certified public accountant selected by CURIS and reasonably acceptable to MICROMET, to review such records in the location(s) where such records are maintained by MICROMET, its Affiliates or its sublicensees upon reasonable notice and during regular business hours and under obligations of strict confidence. Results of such review shall be made available to CURIS and MICROMET. If the review reflects an underpayment to CURIS, such underpayment shall be promptly remitted to CURIS, together with interest calculated in the manner provided in Section 3.6 below. If the underpayment is equal to or greater than five percent (5%) of the amount that was otherwise due, CURIS shall be entitled to have MICROMET pay all of the costs of such review.

     3.6  Currency and Method of Payments; Late Payments. All payments under
          ----------------------------------------------
this Agreement shall be made in United Stated dollars by transfer to such bank account as CURIS may designate from time to time within no more than ten (10) days of invoice or when such payment is due in accordance with the provisions of this Agreement. Any royalty payments due hereunder with respect to sales outside of the United States shall be payable in their U.S. Dollar equivalents, calculated using the applicable conversion rates for buying United States dollars as published by The Wall Street Journal for the last business day of the calendar quarter for which the amounts are payable. MICROMET shall pay interest to CURIS on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the London Interbank Offering Rate of interest plus one percent (1%), as reported by Citibank, N.A. for the applicable period, or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent

4.   CLOSING.
     --------

     4.1  Closing. The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall be executed by Fax transmittal on June 29, 2001, or such other date as may be mutually acceptable to the Parties (the "Closing Date"). The execution and delivery by each Party of the documents set forth below shall be a condition of the other Party's obligation to enter into and consummate the transactions contemplated by this Agreement. Signature of documents via facsimile shall be acceptable for the closing with original documents to follow shortly thereafter.

          (a) At the Closing, CURIS and MICROMET shall deliver or cause to be delivered to each other, the following documents:

               (i)    the Escrow Agreement and Note.

5.   REPRESENTATIONS AND WARRANTIES OF CURIS.
     ----------------------------------------

     As an inducement to MICROMET to enter into this Agreement and to consummate the transactions contemplated hereby, CURIS hereby represents and warrants to MICROMET as follows:

     5.1  Organization and Qualification. CURIS is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware.

     5.2  Corporate Power and Authority. CURIS has the corporate power and
          -----------------------------
authority to execute, deliver and perform this Agreement and the documents and transactions contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action required of CURIS. This Agreement and the other agreements, documents and instruments to be executed and delivered by CURIS hereunder have been duly executed and delivered by, and constitute the legal, valid and binding obligations of CURIS, enforceable against CURIS in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.3  Validity, Etc. Neither the execution and delivery of this Agreement
          -------------
and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate or result in any breach of CURIS' Certificate of Incorporation or By-Laws, (ii) to the knowledge of CURIS, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other third party, (iii) violate or result in a breach of any mortgage, indenture, note, license, agreement or other instrument or obligation related to CURIS or to CURIS' ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing, (iv) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to CURIS or (v) to the knowledge of CURIS result in the creation of any claim upon the CURIS SCP Assets.

     5.4  CURIS Patent Rights and Documentation. To the knowledge of CURIS,
          -------------------------------------
including but not limited to knowledge gained by Curis from its predecessor Creative Biomolecules after reasonable inquiry of CURIS employees involved in negotiations for license, sale or enforcement of Curis patents and patent applications, all patent applications and patents listed on Schedule 2.1(a) and
                                                            ---------------
Schedule 2.1(b), are in good standing and are valid and enforceable and no claim
---------------
to the contrary has been made to Curis or CBM, except as set forth in Schedule
                                                                      --------
5.4. To the knowledge of CURIS, the inventors of such patent applications are as
---
set forth in the respective patent documents. To the knowledge of CURIS, all inventors of CURIS Sole Patent Rights have assigned their rights in such patent applications to CURIS. Except as set forth in Schedule 5.4 of this Agreement, to
                                              ------------
the knowledge of CURIS, no interference or opposition proceeding is pending in any of the CURIS Sole Patent Rights.

     5.5  CB Licenses. With the exception of the Exclusive Marketing Agreement
          -----------
between Enzon and Creative Biomolecules (which has certain surviving provisions), to the knowledge of CURIS, all of the CB Licenses are valid, subsisting, in full force and effect, binding upon CURIS, binding upon the other parties thereto in accordance with their terms, and CURIS is not in material breach under any of them. Except as set forth in Schedule 5.5, each CB License
                                                 ------------
is freely and fully assignable to MICROMET.

     5.6  Litigation. To the knowledge of CURIS, there is no action, suit,
          ----------
claim, proceeding or investigation pending, or threatened against CURIS, affecting the CURIS SCP Assets (i) at law or in equity, or before any federal, state, municipal or other governmental commission, board, bureau, agency or instrumentality, domestic or foreign, (other than proceedings before patent offices and authorities) or (ii) before any arbitration panel. There is no action or suit by CURIS pending or threatened against others involving the CURIS SCP Assets.

6.   REPRESENTATIONS AND WARRANTIES OF MICROMET.
     -------------------------------------------

     As an inducement to CURIS to enter into this Agreement and to consummate the transactions contemplated hereby, MICROMET represents and warrants to CURIS as follows:

     6.1  Organization. MICROMET is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the jurisdiction of its incorporation.

     6.2  Corporate Power and Authority. MICROMET has the corporate power and
          -----------------------------
authority to execute, deliver and perform this Agreement and the documents and transactions contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action required of MICROMET. This Agreement and the other agreements, documents and instruments to be executed and delivered by MICROMET hereunder have been duly executed and delivered by, and constitute the legal, valid and binding obligations of MICROMET and are enforceable against MICROMET in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Parties understand that the issuance of MICROMET shares are subject to share holder resolution pursuant to Section 3.1(c) and (d) above.

     6.3  Validity, Etc. Neither the execution and delivery of this Agreement
          -------------
and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate or result in any breach of MICROMET's Certificate of Incorporation or By-Laws, (ii) to the knowledge of MICROMET require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other third party, (iii) violate or result in a breach of any mortgage, indenture, note, license, agreement or other instrument or obligation related to MICROMET or to MICROMET's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing, or (iv) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to MICROMET.

     6.4  Consents and Approvals. All consents with the exceptions stated under
          ----------------------
6.2, approvals, orders, or authorizations, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of MICROMET in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the MICROMET Shares, the Convertible Note, the creation and maintenance of the Cash Escrow or the consummation of any other transaction contemplated hereby, have been obtained, except for notices which may be required or permitted to be filed with certain state and federal securities commissions after the closing, which notices will be filed on a timely basis.

     6.5  Capitalization. A representation of MICROMET capitalization is
          --------------
disclosed in SCHEDULE 6 of this Agreement.

7.   COVENANTS OF CURIS.
     -------------------

     7.1  Disclosure of Confidential Information. From and after the date
          --------------------------------------
hereof, CURIS shall hold in confidence and shall not disclose any Confidential Information of MICROMET except (i) as expressly permitted under this Agreement or (ii) as required by applicable law or legal process, in which instance, if practicable, CURIS shall provide MICROMET with prior written notice of any such disclosure so that MICROMET can seek an appropriate protective order. Notwithstanding the above, CURIS may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for purposes contemplated by this Agreement. The confidentiality obligations under this Section 7.1 shall expire on the fifth anniversary of the Effective Date.

     7.2  Cooperation. CURIS covenants and agrees with MICROMET that, following
          -----------
the Closing, CURIS shall cooperate with MICROMET, at MICROMET's expense, in prosecuting the patent applications and in defending as necessary the CURIS Patent Rights against any claims or objections of third parties. Such cooperation shall include, without limitation, (i) provision of the documentation and written or other information reasonably requested by MICROMET,
(ii) allowing MICROMET reasonable access to employees of CURIS and (iii) commercially reasonable efforts to have the officers, employees, consultants, agents, accountants and attorneys of CURIS cooperate fully with MICROMET, including, without limitation, by providing written or oral testimony pertaining to the inventions claimed in the CURIS Patent Rights and/or the discovery thereof as reasonably requested by MICROMET, signing all lawful documents reasonably requested by MICROMET, and executing all divisional, continuing, reissue and foreign applications reasonably requested by MICROMET. MICROMET shall assume all costs of defense and shall hold CURIS harmless from all costs or liabilities arising from CURIS providing such assistance.

8.   COVENANTS OF MICROMET.
     ----------------------

     8.1  Disclosure of Confidential Information. From and after the date
          --------------------------------------
hereof, MICROMET shall hold in confidence and shall not disclose any Confidential Information of CURIS except (i) as expressly permitted under this Agreement, or (ii) to the extent part of the CURIS SCP Assets, unless prohibited by the terms of a CB License, or (iii) as required by applicable law or legal process, in which instance MICROMET shall provide CURIS with prior written notice of any such disclosure so that CURIS can seek an appropriate protective order. Notwithstanding the foregoing, MICROMET may disclose such Confidential Information as is reasonably necessary in connection with the grant by MICROMET of a permitted license or sublicense; provided, however, that prior to such
                                      -----------------
disclosure the licensee or sublicensee shall have executed and delivered a confidentiality agreement with obligations similar to those contained in this Agreement or otherwise reasonably acceptable to CURIS. Notwithstanding the above, MICROMET may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for purposes contemplated by this Agreement. The confidentiality obligations under this
Section 8.1 shall expire on the fifth anniversary of the Effective Date.

9.   INDEMNIFICATION.
     ----------------

     9.1  MICROMET Indemnity. MICROMET shall indemnify, defend and hold harmless
          ------------------
CURIS, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "CURIS
                                                                -----
Indemnitees"), against any liability, damage, loss or expense (including
-----------
reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the CURIS Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties arising out of or relating to the obligations of MICROMET pursuant to Section 2.3herein or MICROMET'S practice of Enzon patent rights under the Enzon Cross License.

     9.2  CURIS Indemnity. CURIS shall indemnify, defend and hold harmless
          ---------------
MICROMET, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "MICROMET
                                                                    --------
Indemnitees") against any liability, damage, loss or expense (including
-----------
reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the MICROMET Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties arising out of or relating to the obligations of CURIS pursuant to Section 2.3 herein .

     9.3  Indemnification Procedures. The indemnified party shall promptly
          --------------------------
notify the indemnitor of any such claim of which it has actual notice and shall cooperate with the indemnitor in the defense thereof, but the omission to so notify the indemnitor will not relieve the indemnitor from any liability it will have to the indemnified party other than under this Article 9 or to the extent the indemnitor is not actually prejudiced as a result of such omission. The indemnitor shall make reasonable efforts to minimize any interruption in the normal conduct of the indemnified party's business in requesting the indemnified party's cooperation and shall reimburse the indemnified party's reasonable out-of-pocket expenses. The indemnified party will use the same counsel, selected by the indemnitor, as joint counsel in the defense of any such claim, unless the indemnified party, in the exercise of commercially reasonable judgment, determines that it needs to retain separate counsel because of an actual or potential conflict of interest between the indemnitor and the indemnified party. The parties shall keep one another informed of the status of, and of their respective activities regarding, any such litigation or settlement thereof, provided however that no settlement or consent judgment or other voluntary final disposition of any suit or proceeding defended by a party pursuant to this
Article 9 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party or its rights under this Agreement.

10.  MISCELLANEOUS.
     --------------

     10.1 Notices. All notices, requests, consents and other communications
          -------
hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, with a written confirmation to follow (iii) sent by recognized overnight courier providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

  If to MICROMET:                  MICROMET AG
                                   Am Klopferspitz 19
                                   Martinsried, Germany  82152
                                   Attn:  Christian Itin, Ph.D.
                                   Facsimile No.:  011 49 895 277-22

  With a copy to:                  Fish & Richardson, P.C.
                                   225 Franklin Street
                                   Boston MA 02110
                                   Attn: John W. Freeman, Esq.
                                   Facsimile No. 617 524 8906

  If to CURIS:                     Curis, Inc.
                                   61 Moulton Street
                                   Cambridge, MA 02138
                                   Attention: Mr. Daniel R. Passeri
                                   Facsimile No.: 617 503 6501

  With a copy to:                  Hale and Dorr
                                   60 State Street
                                   Boston, MA  02109
                                   Attn:  Steven Singer, Esq.
                                   Facsimile No.: (617) 526-5000

     All notices, requests, consents and other communications hereunder shall be deemed to have been delivered (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the day of receipt thereof.

     10.2 Entire Agreement. This Agreement, the Escrow Agreement, and the
          ----------------
Convertible Note embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     10.3 Modifications and Amendments. The terms and provisions of this
          ----------------------------
Agreement may be modified or amended only by written agreement executed by both parties hereto.

     10.4 Waivers and Consents. No failure or delay by a party hereto in
          --------------------
exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     10.5 Assignment. This Agreement may not be assigned by either party without
          ----------
the written consent of the other, except that either party may, without such consent, assign this Agreement and the rights, obligations and interests of such party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

     10.6 Arbitration. Dispute Resolution. Each Party hereby irrevocably and
          -----------
unconditionally consents to submit to binding arbitration in Boston, Massachusetts, under the auspices and rules of the American Arbitration Association for any disputes, actions, suits or other proceedings arising out of or relating to this Agreement. The Parties recognize that time is of the essence and agree that the arbitration shall be conducted as quickly as possible, and concluded within three months, or sooner if possible, from the date of request for arbitration. The decision of the arbitration shall be final, binding and enforceable as set forth in Section 10.7 below.

     10.7 Governing Law and Jurisdiction. The rights and obligations of the
          ------------------------------
parties hereto shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles on conflicts of laws thereof. The Parties agree to submit to the jurisdiction of a District Court in the Commonwealth of Massachusetts for the purpose of resolving any disputes, actions, suits or other proceedings arising out of or relating to this Agreement that are not subject to resolution pursuant to Section 10.6, and for enforcing any arbitration decision arising out of the provisions of Section 10.6.

     10.8 Severability. If any provision(s) of this Agreement are or become
          ------------
invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby provided that a party's rights under this Agreement are not materially affected. The parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

     10.9 Headings and Captions. The headings and captions of the various
          ---------------------
subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     10.10 Expenses. Each of the parties hereto shall pay its own fees and
           --------
expenses in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     10.11 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Publicity. The parties will agree upon a press release which shall be
           ---------
issued promptly after the Closing hereunder. Except as set forth in the preceding sentence, neither MICROMET nor CURIS shall make any news release or other public statement disclosing the terms of this Agreement or of any amendment hereto, or the performance hereunder or the existence of the arrangement between the parties without the prior written approval of the other party, except as required by applicable law, rule or regulation, which approval shall not be unreasonably withheld. Once a particular item of information has been disclosed as aforesaid, either party may make subsequent disclosure of such information without further approval of the other party.

     10.13 Limitations. Except as set forth elsewhere in this Agreement, neither
           -----------
party grants to the other party any right or license to any of its intellectual property.

     10.14 Force Majeure. Neither party shall be liable for failure of or delay
           -------------
in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such party. In event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

     10.15 Status. Nothing in this Agreement is intended or shall be deemed to
           ------
constitute a partner, agency, employer-employee, or joint venture relationship between the parties.

     10.16 No Presumption. The parties hereby acknowledge and agree that: (i)
           --------------
each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereby and not in a favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

  IN WITNESS WHEREOF, MICROMET and CURIS have executed this Agreement as an instrument under seal as of the date first above written.

                                   MICROMET AG


                                   By: /s/ Christian Itin, Ph.D.
                                       -----------------------------------------
                                   Name:  Christian Itin, Ph.D.
                                   Title: Vice President, Corporate Development


                                   By: /s/ Gregor K. Mirow
                                       -----------------------------------------
                                   Name:  Gregor K. Mirow
                                   Title: Chief Financial Officer


                                   CURIS, INC.


                                   By: /s/ Daniel Passeri
                                       --------------------------
                                   Name:  Daniel Passeri
                                   Title: Senior Vice President,
                                          Corporate Development

                                SCHEDULE 2.1(A)
                                ---------------

                           CURIS SOLE PATENT RIGHTS
                           ------------------------

         CASE                               TITLE                        SERIAL NO.      PATENT NO.
------------------------------------------------------------------------------------------------------
          CBM-061US          BIOSYNTHETIC ANTIBODY BINDING SITES              052,800        ABN
------------------------------------------------------------------------------------------------------
          CBM-061C1US                                                      07/213,671        5,132,405
------------------------------------------------------------------------------------------------------
          CBM-061DIV                                                       07/636,765        5,091,513
------------------------------------------------------------------------------------------------------
          CBM-061C1D2                                                      07/636,770        ABN
------------------------------------------------------------------------------------------------------
          CBM-061C2US                                                      07/850,228        ABN
------------------------------------------------------------------------------------------------------
          CBM-061C3US                                                      08/139,901        5,476,786
------------------------------------------------------------------------------------------------------
          CBM-061C4US                                                      08/575,724        6,207,804
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

          CBM-062US        PRODUCT AND PROCESS FOR THE PRODUCTION,            028,484        ABN
                         ISOLATION, AND PURIFICATION OF RECOMBINANT
                                        POLYPEPTIDES
------------------------------------------------------------------------------------------------------
          CBM-062C1US                                                         462,297        5,013,653
------------------------------------------------------------------------------------------------------
          CBM-062C1D1                                                      07/661,070        ABN
------------------------------------------------------------------------------------------------------
          [**]                                                              [**]           PENDING
------------------------------------------------------------------------------------------------------
          CBM-062PC                                                    PCT/US88/00717        CNS
------------------------------------------------------------------------------------------------------
          CBM-062AU                                                          88/15750          605,291
------------------------------------------------------------------------------------------------------
          CBM-062CA                                                           561,913          1339208
------------------------------------------------------------------------------------------------------
          CBM-062EP                                                       88/903520.0  EP 0 305 500 B1
------------------------------------------------------------------------------------------------------
          CBM-062EPDV                                                    94 20 0625.5   EP 0 621340 A
------------------------------------------------------------------------------------------------------
          CBM-062JP                                                         88/503161
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

          CBM-063US           TARGETED MULTIFUNCTIONAL PROTEINS               342,449        ABN
------------------------------------------------------------------------------------------------------
          CBM-063C1US      Polypeptide Linkers for Productions of          07/955,399        5,258,498
                                    Biosynthetic Proteins
------------------------------------------------------------------------------------------------------
          CBM-063C2US       Polypeptide Linkers for Production of          08/139,171        5,482,858
                                    Biosynthetic Proteins
------------------------------------------------------------------------------------------------------
          CBM-063PC                                                          88/01737        CNS
------------------------------------------------------------------------------------------------------
          CBM-063AU                                                          88/18049          612,370
------------------------------------------------------------------------------------------------------
          CBM-063AUDV                                                        85799/91          648,591
------------------------------------------------------------------------------------------------------
          [**]                                                              [**]           PENDING
------------------------------------------------------------------------------------------------------
          CBM-063EP                                                        88905298.1  EP 0 318 554 B1
------------------------------------------------------------------------------------------------------
          [**]                                                              [**]           PENDING
------------------------------------------------------------------------------------------------------
          [**]                                                              [**]           PENDING
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

         CASE                               TITLE                        SERIAL NO.      PATENT NO.
------------------------------------------------------------------------------------------------------
          CBM-065US              SERINE RICH PEPTIDE LINKERS               07/662,226        ABN
------------------------------------------------------------------------------------------------------
          CBM-065CPUS                                                      07/842,149
------------------------------------------------------------------------------------------------------
          CBM-065CPC1                                                      08/257,341        5,525,491
------------------------------------------------------------------------------------------------------
          CBM-065CPPC                                                        92/01478        CNS
------------------------------------------------------------------------------------------------------
          CBM-065CPAU                                                        14403/92          664,030
------------------------------------------------------------------------------------------------------
          CBM-065CPCA                                                       2,100,671          2100671
------------------------------------------------------------------------------------------------------
          CBM-065CPEP                                                      92907232.0    EP0573551 A
------------------------------------------------------------------------------------------------------
          [**]                                                              [**]           PENDING
------------------------------------------------------------------------------------------------------
          CBM-078DV1US    METHODS AND COMPOSITIONS FOR HIGH PROTEIN        08/464,589        5,733,782
                               PRODUCTION FROM NON-NATIVE DNA
------------------------------------------------------------------------------------------------------
          CBM-078D2US                                                      08/463,675        5,658,763
------------------------------------------------------------------------------------------------------
          CBM-078FWCUS                                                     08/461,184        5,631,158
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

                                SCHEDULE 2.1(B)
                                ---------------

                         ADDITIONAL CURIS PATENT RIGHTS
                         ------------------------------

                                SCHEDULE 2.1(b)
                                ---------------

                         Additional CURIS Patent Rights
                         ------------------------------

      CASE                        TITLE                                   SERIAL NO.          PATENT NO.
-----------------------------------------------------------------------------------------------------------------------
          CBM-073          BIOSYNTHETIC BINDING PROTEIN FOR CANCER        07/831,967           ABN
                                           MARKER
-----------------------------------------------------------------------------------------------------------------------
          CBM-073CP                                                       08/133,804           5,534,254
-----------------------------------------------------------------------------------------------------------------------
          CBM-073FW                                                       08/356,786           5,877,305
-----------------------------------------------------------------------------------------------------------------------
          CBM-073CPDV2                                                    08/461,386           5,837,846
-----------------------------------------------------------------------------------------------------------------------
          CBM-073CPDV                                                     08/461,838           5,753,204
-----------------------------------------------------------------------------------------------------------------------
          CBM-073CPCN                                                     08/462,295           ABN
-----------------------------------------------------------------------------------------------------------------------
          CBM-073CPCN2                                                    08/462,641           ABN
-----------------------------------------------------------------------------------------------------------------------
          [**]                                                            [**]                 PENDING
-----------------------------------------------------------------------------------------------------------------------
          CBM-073PC                                                       93/01055             CNS
-----------------------------------------------------------------------------------------------------------------------
          CBM-073AU                                                       36122/93             675,929
-----------------------------------------------------------------------------------------------------------------------
          [**]                                                            [**]                 PENDING
-----------------------------------------------------------------------------------------------------------------------
          [**]                                                            [**]                 PENDING
-----------------------------------------------------------------------------------------------------------------------
          [**]                                                            [**]                 PENDING
-----------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 2.1(C)
                                ---------------

                                  CB LICENSES
                                  -----------

Research and Materials Agreement between Cetus Corporation and Creative Biomolecules
     Effective March 12, 1990
     Amended effective June 1, 1992
     Amended effective September 30, 1994

Exclusive License Agreement with Oncologix, Inc.
     Effective May 19, 1993

CBM Cross-License Agreement with Enzon, Inc.
     Effective November 26, 1993

Enzon Cross-License Agreement with Creative BioMolecules, Inc.
     Effective November 26, 1993,
     Amended effective November 26, 1993

Enzon Letter to Creative Biomolecules of November 26, 1993

Exclusive Marketing Agreement between Enzon, Inc. and Creative BioMolecules,
Inc.
     Effective November 26, 1993
     Enzon Letter Agreement of December 19, 1995
     Enzon Letter Agreement of November 4, 1994

Non-Exclusive License Agreement between Bristol-Myers Squibb Company and Creative BioMolecules, Inc.
     Effective November 30, 1994

License Agreement between Pharmacia Biotech Inc., Molecular Biology Reagents Division, and Creative BioMolecules, Inc.
     Effective March 22, 1995

CBM-To-XOMA Non-Exclusive License Agreement
     Effective April 13, 1995

XOMA-To-CBM Non-Exclusive License Agreement
     Effective April 13, 1995

Non-Exclusive License Agreement between Cambridge Antibody Technology Limited and Creative BioMolecules, Inc.
     Effective September 5, 1996

Patent License Agreement between Creative BioMolecules, Inc., Enzon, Inc. Rhone-Poulenc Rorer Pharmaceuticals, Inc.
     Effective September 10, 1996

Non-Exclusive License Agreement between Seattle Genetics, Inc. and Creative BioMolecules, Inc.
     Effective September 29, 1998

Patent License between Celltech R&D Limited and Curis, Inc.
     Effective May 11, 2001

                                  SCHEDULE 5.4
                                  ------------

                           EXCEPTIONS TO SECTION 5.4
                           -------------------------


     CBM-078DV1US - US Patent No. 5,733,782 and CBM-078FWCUS - US Patent No. 5,631,158 will be assigned to Stryker Biotech Corporation ("Stryker") in order to correct a terminal disclaimer issue with Stryker giving CURIS a royalty-free, worldwide, assignable exclusive license under said patents and CURIS assigning such license to MICROMET.

     Currently, there is an opposition by CellTech of EP Patent EP-B-0318554, a CURIS Patent Right.

     Currently, there is a conflict declared in Canadian Patent Application No. 567,480, a CURIS Patent Right, with two unknown parties.

                                                                     EXHIBIT 2.1
                                                                     -----------

                                  SCHEDULE 5.5
                                  ------------

                           EXCEPTIONS TO SECTION 5.5
                           -------------------------

At the Closing Date, Curis is waiting for signed approval from Pharmacia. When received, the Pharmacia License agreement referenced in Schedule 2.1c will be assigned to MICROMET.

                                   SCHEDULE 6
                                   ----------

Annex A
-------

To the Investment Agreement Micromet AG

                                                    PREFERENCE   PREFERENCE   PREFERENCE   PREFERENCE  PREFERENCE
                                        ORDINARY      SHARES       SHARES       SHARES       SHARES      SHARES     TOTAL
SHAREHOLDERS                             SHARES     SERIES (A)   SERIES (B)   SERIES (C)   SERIES (D)  SERIES (E)   SHARES
-----------------------------------------------------------------------------------------------------------------------------------

                                                          To be provided